Exhibit 4.6

FIRST SUPPLEMENTAL INDENTURE

Supplementing the Indenture Dated as of May 17, 2011

EARTHLINK, INC.,

as Company,

and the Subsidiary Guarantors party hereto

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

8-7/8% Senior Notes due 2019

Dated as of June 7, 2011

FIRST SUPPLEMENTAL INDENTURE, dated as of June 7, 2011 by and among EarthLink, Inc. a Delaware corporation (the “Company”), Choice One Communications of Pennsylvania Inc. (“Choice One Pennsylvania”), Conversent Communications of Pennsylvania, LLC (“Conversent Pennsylvania”), CTC Communications Corp. (“CTC”), LogicalSolutions.net, Inc. (“Logical Solutions”) and New Edge Network, Inc. (“New Edge,” and together with Choice One Pennsylvania, Conversent Pennsylvania, CTC and Logical Solutions, each, an “Additional Subsidiary Guarantor,” and, collectively, the “Additional Subsidiary Guarantors”), the Subsidiaries of the Company parties hereto (the “Subsidiary Guarantors”), and Deutsche Bank Trust Company Americas (the “Trustee”), as Trustee under the Indenture, dated as of May 17, 2011 (the “Base Indenture”);

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Base Indenture;

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee the Base Indenture providing for the issuance by the Company of $300,000,000 aggregate principal amount of its 8-7/8% Senior Notes due 2019 (the “Notes”);

WHEREAS, each Additional Subsidiary Guarantor is required to be a Subsidiary Guarantor under the definition of “Subsidiary Guarantor” in the Base Indenture;

WHEREAS, pursuant to Sections 4.19 and 10.03 of the Base Indenture, each Additional Subsidiary Guarantor desires to become a Subsidiary Guarantor under the Base Indenture;

WHEREAS, Sections 4.19 and 10.03 provide that the Company shall cause each Additional Subsidiary Guarantor to execute and deliver a supplemental indenture pursuant to which such Additional Subsidiary Guarantor will guarantee the payment and performance of the Notes, and upon such execution and delivery of a supplemental indenture, each such Additional Subsidiary Guarantor will be deemed to be a Subsidiary Guarantor for all purposes under the Base Indenture, including, without limitation, Article 10 of the Base Indenture.

WHEREAS, pursuant to Section 11.03 of the Base Indenture, there have been delivered to the Trustee on the date hereof an Officer’s Certificate and Opinion of Counsel certifying, among other things, that the covenants and conditions under the Base Indenture relating to execution and delivery of the First Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this First Supplemental Indenture a valid supplement to the Base Indenture according to its terms and the terms of the Base Indenture have been done.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises and covenants contained herein and for other good and valuable consideration, the parties hereto agree as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.          References.  Each reference to a particular section set forth in this First Supplemental Indenture shall, unless the context otherwise requires, refer to this First Supplemental Indenture.

ARTICLE TWO

AGREEMENT TO GUARANTEE

Section 2.01.          Additional Subsidiary Guarantors.  Each Additional Subsidiary Guarantor, by its signature below, agrees to become a Subsidiary Guarantor under the Indenture with respect to the Notes and agrees to be subject to all of the terms, conditions, waivers and covenants applicable to a Subsidiary Guarantor under the Base Indenture. Upon its execution hereof, each Additional Subsidiary Guarantor acknowledges that it shall be a Subsidiary Guarantor for all purposes set forth in the Indenture, effective as of the date hereof.

ARTICLE THREE

MISCELLANEOUS PROVISIONS

Section 3.01.          Confirmation of Base Indenture. The Base Indenture, as heretofore supplemented and amended by this First Supplemental Indenture is in all respects ratified and confirmed and the Base Indenture, this First Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 3.02.          Governing Law.  THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.  THE TRUSTEE, THE COMPANY, THE ADDITIONAL SUBSIDIARY GUARANTORS, THE SUBSIDIARY GUARANTORS AND THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE.

Section 3.03.          Separability.  In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.04.          Counterparts.  This First Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same document.

Section 3.05.          Effect of Headings.  The Section headings herein are for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

Section 3.06.          Trustee Makes No Representations.  The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.  The recitals of fact

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contained herein shall be taken as statements solely of the Company and the Trustee assumes no responsibility for the correctness thereof.

Section 3.07.          Successors and Assigns.  All agreements of the Company, the Additional Subsidiary Guarantors and the Subsidiary Guarantors in this First Supplemental Indenture shall bind their respective successors.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

EARTHLINK, INC.

By:	/s/ Mark Droege
	Name:	Mark Droege
	Title:	Senior Vice President, Treasurer

ADDITIONAL SUBSIDIARY GUARANTORS:

CHOICE ONE COMMUNICATIONS OF PENNSYLVANIA INC.
CONVERSENT COMMUNICATIONS OF PENNSYLVANIA, LLC
CTC COMMUNICATIONS CORP.
LOGICALSOLUTIONS.NET, INC.
NEW EDGE NETWORKS, INC.

By:	/s/ Mark Droege
	Name:	Mark Droege
	Title:	Authorized Officer

SUBSIDIARY GUARANTORS:

CHOICE ONE COMMUNICATIONS OF CONNECTICUT INC.
CHOICE ONE COMMUNICATIONS OF INTERNATIONAL INC.
CHOICE ONE COMMUNICATIONS OF MAINE INC.
CHOICE ONE COMMUNICATIONS OF MASSACHUSETTS INC.
CHOICE ONE COMMUNICATIONS OF NEW YORK INC.
CHOICE ONE COMMUNICATIONS OF OHIO INC.
CHOICE ONE COMMUNICATIONS RESALE L.L.C.
CHOICE ONE COMMUNICATIONS OF RHODE ISLAND INC.

[SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE]

CHOICE ONE COMMUNICATIONS OF VERMONT INC.
CHOICE ONE OF NEW HAMPSHIRE INC.
CONNECTICUT BROADBAND, LLC
CONNECTICUT TELEPHONE & COMMUNICATION SYSTEMS, INC.
CONVERSENT COMMUNICATIONS OF CONNECTICUT, LLC
CONVERSENT COMMUNICATIONS LONG DISTANCE, LLC
CONVERSENT COMMUNICATIONS OF MAINE, LLC
CONVERSENT COMMUNICATIONS OF MASSACHUSETTS, INC.
CONVERSENT COMMUNICATIONS OF NEW HAMPSHIRE, LLC
CONVERSENT COMMUNICATIONS OF NEW JERSEY, LLC
CONVERSENT COMMUNICATIONS OF NEW YORK, LLC
CONVERSENT COMMUNICATIONS OF RHODE ISLAND, LLC
CONVERSENT COMMUNICATIONS OF VERMONT, LLC
CONVERSENT COMMUNICATIONS RESALE L.L.C.
CONVERSENT COMMUNICATIONS, INC.
CONVERSENT COMMUNICATIONS, LLC
CONVERSENT DATA VAULT, LLC
CONVERSENT HOLDINGS, INC.
CTBB HOLDINGS, INC.
CTC COMMUNICATIONS OF VIRGINIA, INC.
CVB NORTHWEST, LLC
EARTHLINK BUSINESS HOLDING CORP.
INTELECOM DATA SYSTEMS, INC.
LIGHTSHIP HOLDING, INC.
LIGHTSHIP TELECOM, LLC
NEW EDGE HOLDING COMPANY
NEW EDGE NETWORKS OF VIRGINIA, INC.
ONE COMMUNICATIONS ACQUISITION CORP. I
ONE COMMUNICATIONS CORP.
ONE COMMUNICATIONS MANAGEMENT CO.
ONE COMMUNICATIONS MERGER CORP. I

[SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE]

REON BROADBAND CORP.
US XCHANGE OF ILLINOIS, L.L.C.
US XCHANGE OF INDIANA, L.L.C.
US XCHANGE OF MICHIGAN, L.L.C.
US XCHANGE OF WISCONSIN, L.L.C.
US XCHANGE, INC.

By:	/s/ Mark Droege
	Name:	Mark Droege
	Title:	Authorized Officer

[SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	Deutsche Bank National Trust Company

	By:	/s/ David Contino
Name: David Contino
Title: Vice President

	By:	/s/ Chris Niess
Name: Chris Niess
Title: Associate

[SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE]